Exhibit 99

FOR IMMEDIATE RELEASE

Cachet Financial Solutions Reports Third Quarter 2014 Results

MINNEAPOLIS, Minn. - November 12, 2014 -- Cachet Financial Solutions, Inc. (OTCQB: CAFN),  a leading provider of cloud-based SaaS mobile money management technology to banks, credit unions and financial service organizations, reported results for the third quarter ended September 30, 2014.

Q3 2014 Operational Highlights

•	Estimated cumulative contract value increased 79% to $50.9 million from $28.4 million in Q3 2013.
•	Received a mid-six figures order from a top tier U.S. credit union for Cachet’s Select Mobile Money.
•	Partnered with a top five U.S. commercial bank to implement a prepaid mobile platform for one of the world’s largest supermarket chains.
•	Selected by a leading U.S. regional bank to deploy Select Business RDC merchant solution.
•	Partnered with Contact Solutions to offer its mobile customer care solution, My:Time, to Cachet’s Select Mobile Money clients.
•	Expanded partnership with Ingo Money to deliver instant, non-provisional consumer mobile deposit and account funding services on Cachet’s Select Mobile and Select Mobile Prepaid banking platforms.
•

Received a notice of allowance for a patent application that covers aspects of Cachet’s RDC platform that allows users of Apple® OS X® and iOS operating systems to deposit bank checks using their Apple desktop, laptop or mobile device.

Q3 2014 Performance Indicators for RDC Solutions

	Q3 2014	vs. Q2 2014	Change	vs. Q3 2013	Change
Transactions	1,193,326	762,910	56%	306,681	289%
Products Sold	318	286	11%	209	52%
Live Product Implementations	208	182	14%	102	104%

Q3 2014 Financial Results

Revenue in the third quarter of 2014 increased 182% to $856,000 from $304,000 in the same year-ago quarter. The increase was driven by growing adoption of the company’s Select Mobile™ RDC solutions, along with our new product offerings, CheckRisk Pro and Select Mobile Money. The revenue increase also reflects the growth in the company’s total cumulative contract value, which the company defines as the estimated aggregate total revenue potential of product and service contracts signed with more than 300 bank and credit union customers over the trailing 24-month period. At the end of the third quarter of 2014, the company’s cumulative contract value totaled $50.9 million compared to $28.4 million at the end of the same year-ago period, with nearly this entire amount representing recurring revenue versus one-time setup or hosting fees.

Cost of revenues in the third quarter of 2014 totaled $830,000 (97% of revenue) compared to $617,000 (203% of revenue) in the same year-ago period. The increase was primarily due to higher amortization expense associated with the intangible assets acquired with the Select Mobile Money acquisition in March 2014.

Net loss in the third quarter of 2014 totaled $5.2 million or $(0.33) per basic and diluted share, compared to a net loss of $2.3 million or $(0.56) per basic and diluted share in the third quarter of 2013.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, and stock-based compensation, as well as other non-recurring items) for the third quarter of 2014 totaled $2.0 million compared to an adjusted EBITDA loss of $1.8 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below).

Management Commentary

“Q3 marked our sixth consecutive quarter of double-digit revenue growth,” said Jeffrey Mack, president and CEO of Cachet Financial Solutions. “This was driven by a 56% sequential increase in transactions on our award-winning platform, which highlights our growing, highly-valuable recurring revenue stream.

“Our performance during the third quarter also reflected our focus on upselling and cross-selling existing customers, as well as diversifying our revenue base. This generated an 11% sequential increase in the number of products sold, as well as three new major customer wins during the quarter.

“While new customers and our consistent revenue growth demonstrate our ongoing success, we realize they do not fully reflect the shareholder value we’ve been building. So, starting this quarter, we have begun to report the total dollar value of the contracts we’ve signed with our bank and credit union customers over the last two years. This amount has nearly doubled since last year to more than $50 million, with nearly all representing future recurring revenue. It is also important to note that our initial contractual agreements often involve only a portion of our product and service portfolio, so they have the inherent potential for contract expansion to include other offerings and associated transaction growth. Further, our contracts and customers relationships have also been very ‘sticky,’ with virtually no customer attrition since we first begun to roll out our product offerings around the end of 2011.

“Our success is also reflected in the strong partnerships we have formed, including most recently with the League Service Corporation to power its new CU Money prepaid mobile application. This relationship represents a tremendous opportunity for Cachet as another strong validation of our mobile money management platform. Cachet’s high-value, low-cost solutions allow credit unions like LSC to build relationships and drive sales by providing compelling solutions for their existing prepaid card platforms, and particularly allowing them to better address opportunities in the underserviced and ‘under-banked’ prepaid market.

“Looking ahead into 2015, we will continue to build on our momentum. We remain ideally positioned with industry-leading solutions and a growing customer base to capitalize on the growing industry demand for mobile banking technologies. We believe our operational strength and the acceleration in the number of ‘go-lives’ we are able to complete each quarter will continue to expand our market share and drive strong revenue growth in the quarters ahead.”

Conference Call

Cachet Financial Solutions will hold a conference call today (November 12, 2014) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffery Mack, and EVP and CFO, Darin McAreavey, will host the presentation, followed by a question and answer period.

Date: Tuesday, November 12, 2014

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 1-877-705-6003

International dial-in: 1-201-493-6725

The conference call will be broadcast simultaneously and available for replay via the investor section of the company's website. During the conference call, Cachet management will refer to a supplementary slide presentation, which is also available for download in the investor section of the company’s website.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through December 12, 2014.

U.S. replay dial-in: 1-877-870-5176

International replay dial-in: 1-858-384-5517

Replay ID: 13593592

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with mobile money management and remote deposit capture solutions for PC, Mac and mobile. The company’s industry-leading solutions help clients to increase customer/member engagement, grow revenues and gain competitive advantage. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. Enabled by Cachet’s complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers or members. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures.  The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures.  Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about the anticipated closing of our initial public offering and the number of shares to be sold in the offering.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Current Report on Form 8K filed with the Securities and Exchange Commission on February 12, 2014 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Contact Information:

Darin McAreavey

EVP & CFO

Cachet Financial Solutions

952-698-5214

dmcareavey@cachetfinancial.com

Investor Relations:

Matt Glover or Michael Koehler

Liolios Group, Inc.

949-574-3860

CAFN@liolios.com

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2014	December 31, 2013
ASSETS	(unaudited)	(audited)
CURRENT ASSETS
Cash and cash equivalents	$652,124	$150,555
Accounts receivable, net	441,808	329,557
Deferred commissions	82,200	62,732
Prepaid expenses	416,897	487,659
TOTAL CURRENT ASSETS	1,593,029	1,030,503

PROPERTY AND EQUIPMENT, net	239,978	353,420
GOODWILL	204,000	-
INTANGIBLE ASSETS, NET	1,584,250	-
DEFERRED COMMISSIONS	109,145	101,468
DEFERRED FINANCING COSTS	68,797	107,936
TOTAL ASSETS	$3,799,199	$1,593,327

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$836,757	$937,200
Accrued expenses	596,681	153,113
Accrued interest	180,673	1,953,502
Deferred revenue	721,210	510,319
Current portion of long-term debt	1,530,046	3,170,672
TOTAL CURRENT LIABILITIES	3,865,367	6,724,806

LONG TERM DEBT, net of current portion	2,566,486	3,933,253
WARRANT LIABILITY	238,454	309,000
DEFERRED REVENUE	434,780	401,758
ACCRUED INTEREST	100,717	95,270
ACCRUED RENT	34,833	61,482
TOTAL LIABILITIES	7,240,637	11,525,569

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
Convertible preferred stock, $.0001 Par Value,
20,000,000 shares authorized,
610,000 and 0 issued and outstanding	61	-
Common shares, $.0001 Par Value,
500,000,000 shares authorized,
17,021,893 and 5,625,957 issued and outstanding	1,702	563
ADDITIONAL PAID-IN-CAPITAL	45,434,096	26,668,258
ACCUMULATED DEFICIT	(48,877,297)	(36,601,063)
TOTAL SHAREHOLDERS' DEFICIT	(3,441,438)	(9,932,242)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$3,799,199	$1,593,327

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
REVENUE	$855,631	$303,533	$1,941,030	$774,267

COST OF REVENUE	829,878	617,223	2,165,172	1,908,027
GROSS PROFIT (LOSS)	25,753	(313,690)	(224,142)	(1,133,760)

OPERATING EXPENSES
Sales and Marketing	777,564	447,887	1,969,712	1,656,128
Research and Development	731,433	232,450	1,742,239	733,505
General and Administrative	843,319	955,072	2,999,547	2,903,722
TOTAL OPERATING EXPENSES	2,352,316	1,635,409	6,711,498	5,293,355

OPERATING LOSS	(2,326,563)	(1,949,099)	(6,935,640)	(6,427,115)

INTEREST EXPENSE	2,500,678	346,656	4,997,379	2,380,507

INDUCEMENT TO CONVERT DEBT AND WARRANTS	370,308	-	378,214	674,414

SHARE PRICE / CONVERSION ADJUSTMENT	-	-	-	1,710,475

OTHER (INCOME) EXPENSE	(40,000)	1,238	(34,999)	32,713
NET LOSS	(5,157,549)	(2,296,993)	(12,276,234)	(11,225,224)

LESS: CUMMULATIVE UNPAID PREFERRED DIVIDENDS	(1,203)	-	(1,203)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,158,752)	$(2,296,993)	$(12,277,437)	$(11,225,224)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	15,545,567	4,126,248	9,413,335	3,579,332

Net loss per common share - basic and fully diluted	$(0.33)	$(0.56)	$(1.30)	$(3.14)

CACHET FINANCIAL SOLUTIONS, INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net loss, as reported	$(5,157,549)	$(2,296,993)	$(12,276,234)	$(11,225,224)

Interest expense	2,500,678	346,656	4,997,379	2,380,507
Inducement of convert debt and warrants	370,308	-	378,214	674,414
Share Price / Conversion Adjustment	-	-	-	1,710,475
Depreciation and Amortization	202,530	85,034	500,818	290,362
Share-based compensation	68,131	87,028	151,574	622,401
Warrants issued for professional services	18,845	-	20,611	-
Adjusted EBITDA	$(1,997,057)	$(1,778,275)	$(6,227,638)	$(5,547,065)

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